Exhibit 99.1
For Release February 25, 2008 – 5:00 p.m. PST
STERLING FINANCIAL CORPORATION OF SPOKANE,
WASHINGTON INCREASES QUARTERLY CASH DIVIDEND 5% TO
$0.10 PER SHARE
Spokane, Washington – February 25, 2008 – Sterling Financial Corporation (NASDAQ:STSA) announced today that its board of directors unanimously approved a 5% increase in its quarterly cash dividend to $0.10 per share of common stock. The dividend is expected to be paid on April 11, 2008, to shareholders of record as of March 31, 2008. All communications regarding the cash dividend will be forwarded to shareholders through American Stock Transfer & Trust Company, Sterling's transfer agent.
Harold B. Gilkey, chairman and chief executive officer, commented, "Since initiating a cash dividend payment in 2005, Sterling's quarterly dividend has doubled. Today's announced dividend increase reflects Sterling board's continued confidence in our ability to generate strong cash flow supporting both a dividend payment and Sterling's growth initiatives."
Based on the closing price of Sterling Financial Corporation's common stock on Monday, February 25, 2008, of $16.56 per share, the forthcoming dividend would represent an annual yield of approximately 2.42 percent.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, California, Oregon, Idaho and Montana. Through Sterling Savings Bank's wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank's branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank's primary focus is the origination of single-family residential mortgage loans.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Contact:	Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711